UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No)
incorporation)

155 Morristown Road		07924
Bernardsville, New Jersey
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code (908) 221-0100

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders was held on April 19, 2012 (the "Annual Meeting"). The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1: The election of two directors, each for a three-year term:

Nominee	For	Against	Abstentions	Broker Non-Votes
Stewart E. McClure, Jr.	2,890,740	56,322	0	1,696,454
William F. Keefe	2,387,866	559,196	0	1,696,454

Matter 2: The approval of the 2012 Equity Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
2,475,174	443,715	28,172	1,696,455

Matter 3: The ratification of the appointment of Crowe Horwath LLP as the Company's independent public accounting firm for the year ending December 31, 2012:

For	Against	Abstentions	Broker Non-Votes
4,628,302	13,260	1,954	0

Pursuant to the foregoing votes, Stewart E. McClure, Jr. and William F. Keefe were elected to serve as directors until the 2015 Annual Meeting of Stockholders, each until his replacement has been duly elected and qualified, the 2012 Equity Incentive Plan was approved, and the appointment of Crowe Horwath LLP as independent auditors for the fiscal year ending December 31, 2012 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: April 20, 2012	By:	/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer and Chief
Operating Officer